Exhibit 99.3

                             The CIT RV TRUST 1999-A
                                   Exhibit 10K
                          For The Year Ending 12/31/99

 1.  Aggregate Principal & Interest Received on Contracts      103,869,937.01

 2.  Aggregate Liquidation Proceeds on the Contracts
     with respect to Principal                                     735,311.75

 3.  Repurchased Contracts                                         706,721.77

 4.  Investment Earnings on Collection Account                           0.00

 5.  Servicer Monthly Advances                                   3,505,869.26

 6.  Reimbursement of prior monthly Servicer Advances           (1,993,416.48)

 7.  Incorrect Deposits                                                  0.00

 8.  Draws from the Reserve Account                                      0.00

 9. Aggregate Distribution made in respect of Interest:
     (a) Class A-1 Note Interest @ 5.330%                        5,214,771.68
     (b) Class A-2 Note Interest @ 5.780%                        3,954,316.33
     (c) Class A-3 Note Interest @ 5.960%                        4,285,319.47
     (d) Class A-4 Note Interest @ 6.160%                        3,492,254.60
     (e) Class A-5 Note Interest @ 6.240%                        1,849,799.47
     (h) Class B Note Interest @ 6.440%                          1,203,206.67
     (i) Certificate Interest @ 7.210%                             544,272.56
                                                               --------------
            Total Interest Distributions                        20,543,940.78

10. Aggregate Distribution made in respect of Principal:
     (a) Class A-1 Note Principal Distributions                 84,031,968.79
     (b) Class A-2 Note Principal Distributions                          0.00
     (c) Class A-3 Note Principal Distributions                          0.00
     (d) Class A-4 Note Principal Distributions                          0.00
     (e) Class A-5 Note Principal Distributions                          0.00
     (h) Class B Note Principal Distributions                            0.00
     (i) Certificate Principal Distributions                             0.00
                                                               --------------
            Total Principal Distributions                       84,031,968.79

11.  Servicer Payment                                            1,768,857.95

12.  Deposits to the Reserve Account                               479,655.79

13.  Reserve Account Distributions:
     (a) Draws deposited to the Note Distribution
         Account                                                         0.00
     (b) Draws deposited to the Certificate
         Distribution Account                                            0.00
     (c) Distribution to Lender                                    801,619.23
     (d) Distribution to Affiliated Owner                                0.00
                                                               --------------
            Total Reserve Account Distributions                    801,619.23
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14.  Delinquency Information as of 12/31/99             Account           Number
                                                        -------           ------
     (a) 31-59 Days                                  2,972,336.17          114
     (b) 60-89 Days                                  1,480,452.60           37
     (c) 90-119 Days                                 1,524,891.58           35
     (d) 120+ Days                                   2,287,706.50           70

15.  Contracts Liquidated in 1999                    1,091,076.03


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